The State of Texas
Secretary of State
Certificate of Incorporation
of
Sublingual Products International, Inc.
Charter No. 797851

  The undersigned, as Secretary of State of the State of Texas, hereby certifies that Articles of Incorporation for the above corporation duly signed and verified pursuant to the provisions of the Texas Business Corporation Act, have been received in this office and are found to conform to law.

  ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation and attaches hereto a copy of the Articles of Incorporation.

Dated May 21, 1986

                        /s/ (unable to make out name)
                         Secretary of State


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ARTICLES OF INCORPORATION
OF
SUBLINGUAL PRODUCTS INTERNATIONAL, INC.
(A Close Corporation)

_____________________
_____________________

ARTICLE ONE

The name of the Corporation is SUBLINGUAL PRODUCTS INTERNATIONAL,
INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business
Corporation Act.
ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Thousand (100,000). The shares shall have a par value of Ten Cents (.10). These shares are subject to restrictions on transfer as permitted by Article 2.22 and Part Twelve of the Texas Business Corporation Act.

ARTICLE FIVE

The Corporation will not commence business until it has received consideration equal to or exceeding the value of $1,000.00, consisting of money, labor done, or property actually received, for the issuance of its shares.

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ARTICLE SIX

The street address of its intitial Registered Office, and the name of its intitial Registered Agent at this address, is as follows:

B0BBIE McCLURE
1230 Brown Trail
Bedford, Texas 76022

ARTICLE SEVEN

The number of directors constituting the initial board of directors is three (3), and the name and address of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successor(s) are elected and qualified is:

BOBBIE McCLURE     ELISA MILLER      CINDY LaGASSE
211 Yorkshire      1230 Brown Trail  1230 Brown Trail
Euless, Texas 76040 Bedford, Texas 76022 Bedford, Texas 76022

ARTICLE EIGHT

The following provisions are subject to the corporation remaining a close corporation as defined by the Texas Business Corporation
Act:
This Corporation is a close corporation. No shares and no securities evidencing the right to acquire shares shall be issued by means of public offering, solicitation or advertisement. All such shares and securities shall be subject to restrictions on transfer as permitted by Article 2.22 and Part Twelve of the Texas Business Corporation Act. All issued shares, excluding treasury shares, and all issued securities evidencing the right to acquire shares of the corporation shall be held of record by no more than thirty-five (35) persons in the aggregate.

ARTICLE NINE

Shareholder Voting Requirement. The approval of at least 85% of outstanding voting shares shall be required for election of directors; determining the number of directors; amendment of articles; amendment of bylaws; sale of name and/or good will of corporation; sale of a substantial amount of corporate assets; sale of authorized but unissued shares of the corporation's stock; authorization to issue new shares or classes of shares;

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and all actions required to have shareholder approval by law and voluntary dissolution of the corporation.

ARTICLE TEN

Cumulative Voting Prohibited. Cumulative voting by the shareholders of the corporation at any election for directors is expressly prohibited. The shareholders entitled to vote for directors in any election shall be entitled to cast one vote per directorship for each share held, and no more.

ARTICLE ELEVEN

Denial or Preemptive Rights. The holders of the outstanding shares of the corporation shall have no preemptive right to purchase any shares to be issued by the corporation, securities convertible into shares, or options to acquire shares.

ARTICLE TWELVE

Quorum of Shareholders. A quorum for the transaction of business at any shareholders' meeting shall consist of 85% of the outstanding shares entitled to vote, represented at such meeting either in person or by proxy.

ARTICLE THIRTEEN

Then name and address of the Incorporator is:

BRUCE L. MANSFIELD
1909 Central Drive, Ste. 300
Bedford, Texas 76021

___________________
___________________


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IN WITNESS WHEREOF: I have hereunto set my hand this 20th day of
May, 1986.

                  /s/ BRUCE L. MANSFIELD
                  BRUCE L. MANSFIELD, Incorporator

SUBSCRIBED, SWORN TO, AND ACKNOWLEDGED before me this the 20th day of May, 1986, to which witness my hand and seal of office.

                                /s/ BETTY L. GALLOWAY
                                Notary Public in and for
                                The State of Texas


My Commission Expires: 5/26/88



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